EXHIBIT 99.1

Turbine Truck Engines, Inc. Changes its Name to Novo Integrated Sciences, Inc.

Stock Symbol Changes to NVOS

BELLEVUE, Wash., July 12, 2017 (GLOBE NEWSWIRE) – Novo Integrated Sciences, Inc. (formerly Turbine Truck Engines, Inc.) (OTCQB:NVOS) (OTCQB:NVOS.D) (NVOS.D 30-day temporary) (“Novo Integrated Sciences”) announces FINRA approval of its corporate name and symbol change, effective immediately. Today’s name and symbol change best aligns Novo Integrated Sciences’ new strategic direction resulting from the May 9, 2017 closing of a share exchange with the shareholders of Novo Healthnet Limited (“Novo”), an Ontario province, Canada corporation.

Novo Integrated Sciences is working to file Novo’s audited financials for its 2015 and 2016 fiscal years and the unaudited 2017 first and second quarters by the required deadline of July 25, 2017.

Chris David, Novo Integrated Sciences’ President and Board member states, “These important actions, together with the Novo acquisition, are the beginning of a long-term strategy and course of action intended to create forward progress for Novo Integrated Sciences. The resolve of our directors and officers has never been stronger and we deeply believe the work we are engaged in is worthwhile for both our patients and our shareholders.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Effective May 9, 2017, Novo Integrated Sciences, Inc. (“Novo Integrated Sciences”) (formerly known as Turbine Truck Engines, Inc., an alternative energy technology development enterprise) closed a Share Exchange Agreement with the shareholders of Novo Healthnet Limited (“Novo”), an Ontario province Canada corporation, making Novo a wholly-owned foreign subsidiary of Novo Integrated Sciences.

Novo owns a 100% stake in Novo Assessments, Inc., Novo Healthnet Rehab Limited, Novo Peak Health, Inc., and an 80% stake in Novo Healthnet Kemptville Centre, Inc. (collectively, the “Novo Family”), all of which are Ontario province, Canada companies.

Currently, the Novo Family operates within the healthcare para-medical services sector in Canada. With physical presence in over 350 locations and expanding, the Novo Family of Canadian corporations provides healthcare treatment and services to more than 350,000 patients annually in clinic, home and institutional environments.

Novo Integrated Sciences has re-directed all business operations away from the alternative energy sector and now focuses its resources and operations toward supporting a future growth strategy centered on expanding patient based whole health and wellness medical solutions through the integration of healthcare, technology and medical science.

Through an advanced virtual physician access system, Novo Integrated Sciences’ integrated healthcare platform will present patients worldwide with one-center, patient-based healthcare diagnostic and treatment solutions without compromising the traditional primary care physician platform. Novo Integrated Sciences’ emphasis on providing access to primary care medical solutions through virtual technology allows for centralization of services to occur on a micro footprint level while providing healthcare solutions to remote and small population areas, as well as underserved populations in dense urban areas.

Novo and its subsidiaries are regulated under the Financial Services Commission of Ontario and accredited through Commission on Accreditation of Rehabilitation Facilities. Compliant treatment, data and administrative protocols are managed through a very senior team of healthcare and administrative professionals.

For more information concerning Novo Integrated Sciences, Inc., please visit www.novointegrated.com. For more information on Novo Healthnet Limited, please visit www.novohealthnet.com. Also, any visit to www.ttengines.com will be re-directed to www.novointegrated.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797